EXHIBIT 23.1


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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the XO Communications, Inc. 2002 Stock Incentive Plan of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of XO Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

                                          /s/ Ernst & Young LLP

Baltimore, Maryland
June 18, 2003